UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2019

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-32335

Delaware	88-0488686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road San Diego California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-8889

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HALO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On November 18, 2019, Halozyme Therapeutics, Inc. (the “Company,” “we,” “us” or “our”) completed its previously announced sale of $400.0 million in aggregate principal amount of 1.25% Convertible Senior Notes due 2024 (the “ Convertible Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes were issued under an indenture, dated as of November 18, 2019, (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). In addition, the initial purchasers of the Convertible Notes (the “Initial Purchasers”) exercised their option to purchase an additional $60.0 million in aggregate principal amount of the Convertible Notes. The offer and sale of the Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and the Convertible Notes and such shares may not be offered or sold absent registration or an applicable exemption from registration requirements, or in a transaction not subject to, such registration requirements.

The Company received net proceeds from the offering of approximately $446.9 million. The Company plans to use up to $200.0 million of the net proceeds from the offering to repurchase shares of the Company’s common stock, including approximately $143.1 million to repurchase approximately 8.1 million shares of its common stock concurrently with the offering in privately negotiated transactions effected through one or more of the Initial Purchasers or an affiliate thereof and $50 million to repurchase approximately 2.1 million shares of its common stock, pursuant to and subject to adjustment as provided in the ASR Agreement as described below.

The Company used approximately $26.1 million of the net proceeds from the offering to repay all outstanding amounts under its loan agreement with Oxford Finance and Silicon Valley Bank and intends to use the remainder of the net proceeds for general corporate purposes, including additional share repurchases subsequent to the offering and working capital.

The Convertible Notes will pay interest semi-annually in arrears on June 1st and December 1st of each year, beginning on June 1, 2020, at an annual rate of 1.25% and will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate at such time. The Convertible Notes are general unsecured obligations of the Company and will rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the Convertible Notes, will rank equally in right of payment with all of the Company’s existing and future liabilities that are not so subordinated, will be effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Company’s current or future subsidiaries.

Holders may convert their Convertible Notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2020, if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of Company’s common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on Company’s common stock, as described in the offering memorandum; (4) if we call such notes for redemption; and (5) at any time from, and including, June 1, 2024 until the close of business on the scheduled trading day immediately before the maturity date. The Convertible Notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, June 1, 2024 until the close of business on the scheduled trading day immediately preceding the maturity date.

Upon conversion, the Company will pay or deliver, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The initial conversion rate for the Convertible Notes will be 41.9208 shares of common stock per $1,000 in principal amount of Convertible Notes, equivalent to a conversion price of approximately $23.85 per share of our common stock. The conversion rate is subject to adjustment as described in the Indenture.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or any portion thereof in an authorized denomination of their Convertible Notes upon a “Fundamental Change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Convertible Notes being repurchased plus any accrued and unpaid interest, if any, up to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). In addition, upon a “Make-Whole Fundamental Change” (as defined in the Indenture) prior to the maturity date of the Convertible Notes, the Company will, in certain circumstances, increase the conversion rate for a specified period of time. The Company may not redeem the Convertible Notes prior to December 1, 2022 and on or before the 40th scheduled trading day immediately before the maturity date.

The Indenture includes customary covenants, and sets forth certain events of default after which the Convertible Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or certain of its subsidiaries after which the Convertible Notes become automatically due and payable.

The foregoing description of the Indenture and Convertible Notes is qualified in its entirety by reference to the text of the Indenture and the Form of Convertible Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the sale of the Convertible Notes, the Company used approximately $26.1 million of the net proceeds from the offering to repay all outstanding amounts under the Loan and Security Agreement, dated as of June 7, 2016 by and among the Company, Oxford Finance and Silicon Valley Bank (the “Loan Agreement”). On November 18, 2019 the Company satisfied and discharged all obligations under, and terminated, the Loan Agreement. The summary of certain provisions of the Loan Agreement is contained in the Form 8-K filed by the Company on June 8, 2016, and the description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement, which the Company filed as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Based on the initial maximum conversion rate of 56.5930 shares of common stock per $1,000 principal amount of notes, a maximum of approximately 26.0 million shares of common stock are initially issuable upon conversion of the Convertible Notes. The Company offered and sold the Convertible Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers offered and sold the Convertible Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The offer and sale of the Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes have not been and will not be registered under the Securities Act. Any shares of common stock issued upon conversion of the Convertible Notes will be issued pursuant to Section 3(a)(9) of the Securities Act as an exchange with existing security holders.

Item 8.01	Other Events.

ASR Agreement

On November 15, 2019, the Company entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Bank of America, N.A. (“BofA”) to repurchase the Company’s common stock using the proceeds of the offering of the Convertible Notes.

Under the ASR Agreement, on November 18, 2019, the Company paid BofA an initial purchase price of $50.0 million in cash and received an initial delivery of approximately 2.1 million shares of common stock. The total number of shares of common stock to ultimately be purchased by the Company under the ASR Agreement will generally be based on the average of the daily volume-weighted average prices of the common stock during the term of the ASR Agreement. Upon final settlement of the ASR Agreement, the Company may be entitled to receive additional shares of common stock from BofA or, under certain circumstances specified in the ASR Agreement, the Company may be required to deliver shares of common stock or make a cash payment, at its option, to BofA. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by BofA and various acknowledgments, representations and warranties made by the parties to one another. The ASR Agreement is scheduled to expire in approximately 13 weeks, but may conclude earlier at BofA’s option.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated November 18, 2019 between Halozyme Therapeutics, Inc. and The Bank of New York Mellon Trust Company, N.A, as trustee

4.2	Form of Note, dated November 18, 2019 between Halozyme Therapeutics, Inc. and The Bank of New York Mellon Trust Company, N.A, as trustee

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

November 18, 2019	By:	/s/ Harry J. Leonhardt, Esq.
	Name:	Harry J. Leonhardt, Esq.
	Title:	Senior Vice President, General Counsel and Corporate Secretary